UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.

2013 Performance Awards. Pursuant to the Liberty Global, Inc. 2005 Incentive Plan (As Amended and Restated Effective October 31, 2006) (the “Incentive Plan”), on March 29, 2013, the Compensation Committee (the “Committee”) of our Board of Directors approved performance goals for the fiscal year ending December 31, 2013, for annual cash performance awards to our executive officers (the “2013 Performance Awards”).

With respect to our Chief Executive Officer and the four other named executive officers of our company, who we currently anticipate will be among our five most highly compensated executive officers for fiscal 2013 (the “2013 NEOs”), a base objective relating to growth in either consolidated revenue or consolidated operating free cash flow (operating cash flow less property and equipment additions) relative to budgeted growth has been designed so that the payment of 2013 Performance Awards to the 2013 NEOs will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162m”).  If the 2013 base objective is achieved, the Committee may approve payment to each of the 2013 NEOs of his maximum 2013 Performance Award, subject to the Committee's discretion to reduce the amount of the award to be paid to any 2013 NEO or to pay no award to such 2013 NEO.  The exercise of the Committee's discretion as to the amount of the 2013 Performance Award payable to any 2013 NEO will be based on the Committee's assessment of our company's consolidated financial performance and the executive's performance against individual goals in 2013.  The maximum 2013 Performance Award is $5.0 million for our Chief Executive Officer, Michael T. Fries, and $2.0 million for each of the other 2013 NEOs.

With respect to executive officers other than the 2013 NEOs, payment of up to 60% of the officer's maximum 2013 Performance Award will generally be based on the level of achievement of two equally weighted financial performance metrics:  revenue growth and operating free cash flow growth relative to budgeted growth on a consolidated and, if applicable, operational unit level.  Payment of up to the remaining 40% of the officer's maximum award will be based on the Committee's evaluation of the officer's performance against individual goals in 2013.

The individual goals for the 2013 NEOs and our other executive officers consist of qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.

2013 PSU Awards. As previously reported, the approach that the Committee has adopted to the equity incentive award component of our executive officers' compensation packages is to set a target annual equity value for each executive, of which approximately two-thirds would be delivered in the form of an annual award of performance-based restricted share units (“PSUs”) and approximately one-third in the form of an annual award of stock appreciation rights (“SARs”).  A similar approach is applied to the equity incentive compensation for other key employees.

Each year's award of PSUs has a two-year performance period.  The percentage of the PSU award earned during the relevant performance period is subject to vesting in two equal installments on March 31 and September 30 of the year following the end of the performance period.  Each year's award of SARs is made at the same time as awards are made under our annual equity grant program for employees and on terms consistent with our standard form of SAR award agreement.

Also at its March 29, 2013 meeting, the Committee approved the grant pursuant to the Incentive Plan of an aggregate of 619,920 PSUs (the “2013 PSUs”), divided equally between Series A PSUs and Series C PSUs, to over 50 executive officers and key employees with an effective grant date of April 1, 2013.  Each 2013 PSU represents the right to receive one share of Series A common stock or Series C common stock, as applicable, subject to performance and vesting.  The grants of the 2013 PSUs to our 2013 NEOs are set forth in the table below:

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	Two-thirds of Target Annual Equity Value in the Form of:
Name and Position	Series A 2013 PSU Grant	Series C 2013 PSU Grant

Michael T. Fries; President, Chief Executive Officer	39,020	39,020

Charles H.R. Bracken; Executive Vice President & Co-Chief Financial Officer (Principal Financial Officer)	17,072	17,072

Bernard G. Dvorak; Executive Vice President & Co-Chief Financial Officer (Principal Accounting Officer)	17,072	17,072

Diederik Karsten; Executive Vice President, European Broadband Operations	17,072	17,072

Balan Nair; Executive Vice President & Chief Technology Officer	17,072	17,072

The target annual equity values of the above named executive officers were unchanged from 2012.

The performance period for the 2013 PSUs ends on December 31, 2014.  As the performance measure, the Committee selected growth in consolidated operating cash flow (revenue less operating, selling, general and administrative expenses, excluding stock-based compensation, depreciation and amortization, provisions for litigation and impairment, restructuring and other operating items), as adjusted for events such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles or policies that affect comparability.  In choosing operating cash flow as the performance measure for the 2013 PSUs, the Committee determined to use a measure of performance that was different from those selected for the 2013 Performance Awards (i.e., revenue and operating free cash flow) in order to ensure that the management team would be focused on maximizing performance against a variety of key financial metrics during the performance period.  The target compound annual growth rate in consolidated operating cash flow (“OCF CAGR”) selected by the Committee was based upon a comparison of our 2012 actual results to those reflected in our current long-range plan for 2014. The target OCF CAGR is subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement.  A performance range of 75% to 125% of the target OCF CAGR would generally result in award recipients earning 50% to 150% of their target 2013 PSUs, subject to reduction or forfeiture based on individual performance.  One-half of the earned 2013 PSUs will vest on March 31, 2015 and the balance on September 30, 2015.  The Committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for named executive officers to be eligible to earn any of their 2013 PSUs.  The base performance objective was designed so that the awards would qualify as performance-based compensation under Section 162m.  If the base performance objective is achieved, our named executive officers will be eligible to earn 150% of their 2013 PSUs, subject to the committee's discretion to reduce the size of the award earned, including to zero, to align with our company's and the individual's performance.

The 2013 PSUs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events consistent with the terms of the PSUs granted in 2012.  The 2013 PSUs will convert to time-vested restricted share units following certain change-in-control events. By accepting the 2013 PSUs, the participants, including our named executive officers, will agree that neither the 2013 PSUs nor any other outstanding equity award will be accelerated as a result of the expected completion of the proposed acquisition of Virgin Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ MICHELLE L. KEIST
Michelle L. Keist
Vice President and Assistant Secretary

Date: April 3, 2013

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